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                                                                      EXHIBIT 4B



                           REVOLVING CREDIT AGREEMENT



                                  BY AND AMONG



                                CLECO CORPORATION

                            THE LENDERS PARTY HERETO

            THE FIRST NATIONAL BANK OF CHICAGO, AS SYNDICATION AGENT

             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                             AS DOCUMENTATION AGENT

                     FLEET NATIONAL BANK, AS MANAGING AGENT

                                       AND

                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT


                                ----------------

                                   $80,000,000
                                ----------------


                           DATED AS OF AUGUST 25, 1999


                    ----------------------------------------




                           BNY CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND AS BOOK MANAGER



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         REVOLVING CREDIT AGREEMENT, dated as of August 25, 1999, by and among
CLECO CORPORATION, a Louisiana corporation (the "Borrower"), the lenders party hereto (together with their respective assigns pursuant to Section 11.7, the "Lenders"; each a "Lender"), THE FIRST NATIONAL BANK OF CHICAGO, as syndication agent hereunder, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as documentation agent hereunder, FLEET NATIONAL BANK, as managing agent hereunder, and THE BANK OF NEW YORK, as administrative agent for the Lenders hereunder (in such capacity, together with its permitted successors and assigns in such capacity, the "Administrative Agent").

1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1.     Definitions

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Accountants": Pricewaterhouse Coopers, L.L.P. (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Advance": with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

                  "Affected Advance": as defined in Section 2.9.

                  "Affected Principal Amount": in the event that (i) the Borrower shall fail for any reason to borrow, convert or continue after it shall have notified the Administrative Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance or shall have accepted one or more offers of Competitive Bid Loans, an amount equal to the principal amount of such Eurodollar Advance or accepted Competitive Bid Loan, (ii) a Eurodollar Advance or a Competitive Bid Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Competitive Bid Loan, or (iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Competitive Bid Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Competitive Bid Loan so prepaid or repaid, as the case may be.

                  "Aggregate Commitments": on any date, the sum of all Commitments on such date.

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                  "Agreement": this Revolving Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "Applicable Facility Fee Percentage": with respect to the amount of the Aggregate Commitments, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                                                   Applicable
                                                   Facility Fee
                  Pricing Level                    Percentage
                  -------------                    ----------
                  Pricing Level I                  0.1000%
                  Pricing Level II                 0.1250%
                  Pricing Level III                0.1500%
                  Pricing Level IV                 0.1750%
                  Pricing Level V                  0.2250%
                  Pricing Level VI                 0.2500%.


Changes in the Applicable Facility Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the senior unsecured long-term debt rating of the Borrower or the Utility, as the case may be, from S&P or Moody's, as the case may be. Notwithstanding anything herein to the contrary, in the event of a split in the senior unsecured long-term debt ratings of the Borrower or the Utility, as the case may be, from S&P and Moody's that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Facility Fee Percentage shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.

                  "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances and Competitive Bid Loans, its Domestic Lending Office or (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

                  "Applicable Margin": with respect to the unpaid principal amount of Eurodollar Advances, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                  Pricing Level                   Applicable Margin
                  -------------                   -----------------
                  Pricing Level I                 0.300%
                  Pricing Level II                0.425%

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                  Pricing Level                   Applicable Margin
                  -------------                   -----------------
                  Pricing Level III               0.500%
                  Pricing Level IV                0.575%
                  Pricing Level V                 0.650%
                  Pricing Level VI                0.750%.


Changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the senior unsecured long-term debt rating of the Borrower or the Utility, as the case may be, from S&P or Moody's, as the case may be. Notwithstanding anything herein to the contrary, in the event of a split in the senior unsecured long-term debt ratings of the Borrower or the Utility, as the case may be, from S&P and Moody's that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Margin shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.

                  "Applicable Utilization Fee Percentage": with respect to the amount of the Aggregate Commitments, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                                                Applicable
                                                Utilization Fee
                  Pricing Level                 Percentage
                  -------------                 ---------------
                  Pricing Level I               0.050%
                  Pricing Level II              0.100%
                  Pricing Level III             0.100%
                  Pricing Level IV              0.125%
                  Pricing Level V               0.125%
                  Pricing Level VI              0.250%.


Changes in the Applicable Utilization Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the senior unsecured long-term debt rating of the Borrower or the Utility, as the case may be, from S&P or Moody's, as the case may be. Notwithstanding anything herein to the contrary, in the event of a split in the senior unsecured long-term debt ratings of the Borrower or the Utility, as the case may be, from S&P and Moody's that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Utilization Fee Percentage shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a


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split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.

                  "Asset Sale": any sale, transfer or other disposition by the Borrower or any of the Material Subsidiaries to any Person of any Property (including any Stock or other securities of another Person) of the Borrower or any of the Material Subsidiaries, other than inventory or accounts receivables or other receivables sold, transferred or otherwise disposed of in the ordinary course of business, provided that, notwithstanding anything in this definition to the contrary, for purposes of the Loan Documents, the term "Asset Sale" shall not include the creation or granting of any Lien other than a conditional sale or other title retention arrangement.

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.7), and accepted by the Administrative Agent, substantially in the form of Exhibit J.

                  "Benefited Lender": as defined in Section 11.9.

                  "Bid Rate": as defined in Section 2.4(b).

                  "BNY": The Bank of New York.

                  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "Borrowing Date": any Business Day on which the Lenders make Revolving Credit Loans in accordance with a Borrowing Request or one or more Lenders make Competitive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower.

                  "Borrowing Request": a request for Revolving Credit Loans in the form of Exhibit C.

                  "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

                  "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.



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                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitment", as the same may be (i) reduced pursuant to
Section 2.5 and (ii) reduced or increased pursuant to assignments by or to such Lender pursuant to Section 11.7.

                  "Commitment Percentage": as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Commitment of such Lender on such date (or, if there are no Commitments on such date, on the last date upon which one or more Commitments were in effect), and (ii) the denominator of which is the sum of the Commitments of all Lenders on such date (or, if there are no Commitments on such date, on the last date upon which one or more Commitments were in effect).

                  "Commitment Period": the period from the Effective Date until the day before the Maturity Date.

                  "Competitive Bid": an offer by a Lender, in the form of Exhibit F, to make a Competitive Bid Loan.

                  "Competitive Bid Accept/Reject Letter": a notification given by the Borrower pursuant to Section 2.4 in the form of Exhibit G.

                  "Competitive Bid Loan": each Loan from a Lender to the Borrower pursuant to Section 2.4.

                  "Competitive Bid Loan Confirmation": a confirmation by the Administrative Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit H.

                  "Competitive Bid Request": a request by the Borrower, substantially in the form of Exhibit D, for Competitive Bids.

                  "Competitive Interest Period": as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall not be earlier than 7 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such Competitive Interest Period shall end on the next preceding Business Day, and provided further that no Competitive Interest Period shall end after


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the Maturity Date. Interest shall accrue from and including the first day of a
Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

                  "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any return on any investment made by another Person or any Indebtedness, lease, dividend or other obligation of any other Person in any manner, whether contingent or whether directly or indirectly, including any obligation in respect of the liabilities of any partnership in which such other Person is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such other Person and its separate Property. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith, provided that, notwithstanding anything in this definition to the contrary, the amount of any Contingent Obligation of a Person in respect of any agreement by any other Person to purchase electricity or gas from a counterparty shall be deemed to be the maximum reasonably anticipated liability of such other Person, as determined in good faith by such Person, net of any obligation or liability of such counterparty to purchase electricity or gas from such other Person, provided further that the obligations of such other Person to so purchase electricity or gas from such counterparty shall be terminable at the election of such other Person in the event of a default by such counterparty in its obligations to so purchase electricity or gas for such other Person.

                  "Control Person": as defined in Section 2.16.

                  "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

                  "Corporate Officer": with respect to the Borrower, the chairman of the board, the president, any vice president, the chief executive officer, the chief financial officer, the secretary, the treasurer, or the controller thereof.

                  "Default": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Competitive Bid Loans, as reported by such Lender to the Administrative Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices, as applicable.


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                  "Effective Date": August 25, 1999.

                  "Eligible Assignee": any of the following: (i) commercial banks, finance companies, insurance companies and other financial institutions and funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; provided that any such entity shall have combined capital and surplus of at least $250,000,000 and shall be entitled, as of the date such entity becomes a Lender, to receive payments under its Note without deduction or withholding with respect to United States federal income tax, (ii) each of the Lenders and (iii) any affiliate of a Lender.

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of the Material Subsidiaries or any ERISA Affiliate.

                  "Employee Stock Ownership Plan": The Cleco Corporation 401(k) Savings and Investment Plan ESOP Trust, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.5.

                  "Environmental Laws": any and all federal, state and local laws relating to the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of Hazardous Substances or pollutants and including (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA section 9601 et seq., (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA section 6901 et seq.,
(iii) the Toxic Substance Control Act, as amended, 15 USCA section 2601 et. seq., (iv) the Water Pollution Control Act, as amended, 33 USCA section 1251 et. seq., (v) the Clean Air Act, as amended, 42 USCA section 7401 et seq., (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA section 5101 et seq., and (viii) all rules and regulations under any of the foregoing and under any analogous state laws, judgments, decrees and injunctions and any analogous state laws applicable to the Borrower or any of the Material Subsidiaries.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Borrower or any of the Material Subsidiaries is a member.

                  "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or the Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two,

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three or six months thereafter, as selected by the Borrower in its irrevocable
Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month or beyond the Maturity Date, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day, (ii) any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than five different Eurodollar Interest Periods outstanding at any one time for all Eurodollar Advances.

                  "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on
Schedule 1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

                  "Eurodollar Rate": with respect to the Eurodollar Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent and then rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%, equal to the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Eurodollar Interest Period shall apply for a period equal to such Eurodollar Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Eurodollar Interest Period.

                  "Event of Default": any of the events specified in Section 9.1, provided that any requirement specified in Section 9.1 for the giving of notice, the lapse of time, or both, or any other condition specified in Section 9.1, has been satisfied.

                  "Facility Fee": as defined in Section 3.1(a).

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.


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                  "Financial Statements": as defined in Section 4.11.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

                  "Hazardous Substance": (i) any hazardous or toxic substance, material or waste listed in the United States Department of Transportation Hazardous Materials Table (49 CFR section 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302), and amendments thereto and replacements therefor, and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                  "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Note held thereby or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

                  "Immaterial Subsidiary": any Subsidiary of the Borrower that is not designated as a Material Subsidiary, or that is designated as an Immaterial Subsidiary, in each case in accordance with the terms hereof, provided that at no time shall the Utility be deemed to be an Immaterial Subsidiary for any purpose.

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such

Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) liabilities in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities or any option, warrant or other right to acquire any shares of equity securities, (vii) obligations under Capital Lease Obligations, and (viii) Contingent Obligations of such Person in respect of Indebtedness of others.

                  "Indemnified Person": as defined in Section 11.11.

                  "Intellectual Property": all copyrights, trademarks, servicemarks, patents, trade names and service names.

                  "Inter-Affiliate Policies Agreement": the Inter-Affiliate Policies of Cleco Corporation, dated as of February 8, 1999, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period, (iv) as to any Competitive Bid Loan as to which the Borrower has selected an Interest Period of 90 days or less, the last day of such Competitive Interest Period, and (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days, the day which is 90 days after the first day of such Competitive Interest Period and the last day of each subsequent 90-day period thereafter or, if sooner, the last day of such Competitive Interest Period.

                  "Interest Period": a Eurodollar Interest Period or a Competitive Interest Period, as the context may require.

                  "Invitation to Bid": an invitation to make Competitive Bids in the form of Exhibit E.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.


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

                  "Loan Documents": collectively, this Agreement and the Notes.

                  "Loans": the Revolving Credit Loans and/or the Competitive Bid Loans, as the case may be.

                  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and the Material Subsidiaries, taken as a whole,
(ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce their rights and remedies under the Loan Documents.

                  "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and the Material Subsidiaries, taken as a whole,
(ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce their rights and remedies under the Loan Documents.

                  "Material Subsidiary": each of the Subsidiaries of the Borrower designated as such on Schedule 4.1 and any other Subsidiary of the Borrower that has been designated as such in accordance with Section 7.13, in each case unless and until such Subsidiary or other Subsidiary, as the case may be, is designated as an Immaterial Subsidiary pursuant to such Section, provided that the Utility shall at all times and for all purposes be deemed to be a Material Subsidiary.

                  "Material Total Assets": as of any date of determination, the total assets of the Borrower and the Material Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Maturity Date": the day which is three years after the Effective Date (or, if such date is not a Business Day, the Business Day immediately preceding such day), or such earlier date on which the Aggregate Commitments shall terminate in accordance with Section 2.5 or 9.1.

                  "Maximum Offer": as defined in Section 2.4(b).

                  "Maximum Request": as defined in Section 2.4(a).

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Note": with respect to each Lender in respect of such Lender's Revolving Credit Loans and Competitive Bid Loans, a promissory note, substantially in the form of Exhibit B, payable to the order of such Lender; each such promissory note having been made by the

Borrower and dated the Effective Date, including all replacements thereof and substitutions therefor.

                  "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit I.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of the Material Subsidiaries or any ERISA Affiliate.

                  "Permitted Investments":

                           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent that such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                           (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; and

                           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000.

                  "Permitted Liens": Liens permitted to exist under Section 8.2.

                  "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "Portion": as defined in Section 2.4(b).

                  "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, or Pricing Level VI, as the context may require.

                  "Pricing Level I": any time when the senior unsecured long-term debt rating of the Borrower is (i) A+ or higher by S&P or (ii) A1 or higher by Moody's or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) AA- or higher by S&P or
(b) Aa3 or higher by Moody's.

                  "Pricing Level II": any time when the senior unsecured long-term debt rating of the Borrower is (i) A- or higher by S&P or (ii) A3 or higher by Moody's and Pricing Level I does not apply or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) A or higher by S&P or (b) A2 or higher by Moody's and Pricing Level I does not apply.

                  "Pricing Level III": any time when the senior unsecured long-term debt rating of the Borrower is (i) BBB+ or higher by S&P or (ii) Baa1 or higher by Moody's and Pricing Levels I and II do not apply or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) A- or higher by S&P or (b) A3 or higher by Moody's and Pricing Levels I and II do not apply.

                  "Pricing Level IV": any time when the senior unsecured long-term debt rating of the Borrower is (i) BBB or higher by S&P or (ii) Baa2 or higher by Moody's and Pricing Levels I, II and III do not apply or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) BBB+ or higher by S&P or (b) Baa1 or higher by Moody's and Pricing Levels I, II and III do not apply.

                  "Pricing Level V": any time when the senior unsecured long-term debt rating of the Borrower is (i) BBB- or higher by S&P or (ii) Baa3 or higher by Moody's and Pricing Levels I, II, III and IV do not apply or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) BBB or higher by S&P or (b) Baa2 or higher by Moody's and Pricing Levels I, II, III and IV do not apply.

                  "Pricing Level VI": any time when the senior unsecured long-term debt rating of the Borrower is (i) BB+ or less by S&P or (ii) Ba1 or less by Moody's and Pricing Levels I, II, III, IV and V do not apply or, if the Borrower does not have a senior unsecured long-term debt rating from S&P or Moody's at such time, then any time when the senior unsecured long-term debt rating of the Utility is (a) BBB- or less by S&P or (b) Baa3 or less by Moody's and Pricing Levels I, II, III, IV and V do not apply.

                  "Prohibited Transaction": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Proposed Bid Rate": as applied to any Remaining Interest Period with respect to a Lender's Competitive Bid Loan, the rate per annum that such Lender in good faith would have quoted to the Borrower had the Borrower requested that such Lender make a Competitive Bid Loan on the first day of such Remaining Interest Period, assuming no Default or Event of Default existed on such day and that the Borrower had the right to borrow hereunder on such day, such rate to be determined by such Lender in good faith in its sole discretion.

                  "Real Property": all real property owned or leased (or previously owned or leased) by the Borrower or any of the Material Subsidiaries (or any of their respective predecessors).

                  "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to, or continue an Advance as, a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so, a period equal to the Eurodollar Interest Period that the Borrower elected in respect of such Eurodollar Advance,
(ii) in the event that the Borrower shall fail for any reason to borrow a Competitive Bid Loan after it shall have accepted one or more offers of Competitive Bid Loans, a period equal to the Competitive Interest Period that the Borrower elected in respect of such Competitive Bid Loan, (iii) in the event that a Eurodollar Advance or a Competitive Bid Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated, or (iv) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Competitive Bid Loan prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period, as the case may be.

                  "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Section 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) or ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of the Material Subsidiaries or any ERISA Affiliate to provide security to such Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

                  "Required Lenders": Lenders having Commitments equal to at least 51% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated or otherwise no longer exist, Lenders having an unpaid principal balance of Loans equal to at least 51% of the aggregate outstanding Loans.

                  "Restricted Payment": as to any Person, any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any shares of any class of equity securities of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrant or other right to acquire any such shares.

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

                  "S&P": Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or any successor thereto.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Special Counsel": Bryan Cave LLP, special counsel to the Administrative Agent.

                  "Stock": any and all shares, rights, interests, participations, warrants or other equivalents (however designated) of corporate stock.

                  "Submission Deadline": as defined in Section 2.4(b).

                  "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located, or by any political subdivision or taxing authority thereof, or in which that Person is deemed to be doing business, on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "Terminating Indebtedness": collectively, the Indebtedness (together with all unpaid and accrued interest and fees and other unpaid sums) of the Utility under the 364-Day Credit Agreement, dated as of August 28, 1998, by and among the Utility, the lenders party thereto, and BNY, as agent, and all agreements, instruments and other documents executed or delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time.

                  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of such Pension Plan, or the filing of a notice of intent to terminate such Pension Plan, or the treatment of such Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate such Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer such Pension Plan under Section 4042 of ERISA.

                  "364-Day Credit Agreement": the 364-Day Credit Agreement, dated as of August 25, 1999, by and among the Borrower, the lenders party thereto, THE FIRST NATIONAL BANK OF CHICAGO, as syndication agent thereunder, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as documentation agent thereunder, FLEET NATIONAL BANK, as managing agent thereunder, and BNY, as administrative agent thereunder, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Total Capitalization": at any time, the difference between
(i) the sum of each of the following at such time with respect to the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with
GAAP: (a) preferred Stock (less deferred compensation relating to unallocated convertible preferred Stock held by the Employee Stock Ownership Plan), plus (b) common Stock and any premium on capital Stock thereon (as such term is used in the Financial Statements), plus (c) retained earnings, plus (d) Total Indebtedness, and (ii) treasury Stock at such time of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Total Indebtedness": at any time, all Indebtedness (net of unamortized premium and discount (as such term is used in the Financial Statements)) at such time of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "United States": the United States of America.

                  "Utility": Cleco Utility Group Inc. (formerly Cleco Corporation), a Louisiana corporation.

                  "Utility Mortgage": the Indenture of Mortgage, dated as of July 1, 1950, as supplemented and amended through the date hereof, made by the Utility to Bank One Trust Company, NA (formerly The National Bank of Commerce in New Orleans), as Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Utilization Fee": as defined in Section 3.1(b).

                  "Year 2000 Issue": the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         1.2.     Principles of Construction

                  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate or opinion made or delivered pursuant thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate or opinion made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto, unless otherwise expressly provided therein.

                  (d) The phrase "may not" is prohibitive and not permissive; the word "including" is not limiting; and the word "or" is not exclusive.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

                  (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.


2.       AMOUNT AND TERMS OF LOANS

         2.1.     Revolving Credit Loans

                  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) the outstanding principal balance of such Lender's Revolving Credit Loans would not exceed such Lender's Commitment, and (ii) the aggregate outstanding principal balance of all Lenders' Revolving Credit Loans and Competitive Bid Loans would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then outstanding principal balance of each Revolving Credit Loan on the Maturity Date.

         2.2.     Notes

                  The Revolving Credit Loans and Competitive Bid Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, payable to the order of such Lender and representing the obligation of the Borrower to pay the sum of (i) the aggregate unpaid principal balance of all Revolving Credit Loans made by such

Lender plus (ii) the aggregate unpaid principal balance of all Competitive Bid Loans made by such Lender, in each case with interest thereon as prescribed in
Section 2.8. Each Note shall (a) be dated the Effective Date, (b) be stated to mature on the Maturity Date and (c) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.8, payable as specified in Section 2.8.

         2.3.     Revolving Credit Loans; Procedure

                  (a) The Borrower may borrow Revolving Credit Loans under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Administrative Agent (by telephone or fax) no later than (i) 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and (ii) 11:30 a.m., on the requested Borrowing Date, in the case of ABR Advances, in each case specifying (A) the aggregate principal amount to be borrowed under the Aggregate Commitments, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, and (D) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Eurodollar Interest Period for each such Eurodollar Advance, provided further, however, that no Eurodollar Interest Period selected in respect of any Revolving Credit Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed promptly by delivery to the Administrative Agent of a Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the unused amount of the Aggregate Commitments is less than such amount, then such lesser amount of the unused Aggregate Commitments), and each Eurodollar Advance shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent provided for in Section 11.2 not later than 2:00 p.m. on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent provided for in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

                  (c) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the

Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in
Section 2.8 for such Loans, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Administrative Agent in accordance with the definition of "Federal Funds Rate" set forth in Section 1.1). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans. The failure of any Lender to make its Commitment Percentage of any requested Revolving Credit Loan available to the Administrative Agent pursuant to this Section shall not relieve any other Lender of such other Lender's obligation to make its own Commitment Percentage of such Revolving Credit Loan available to the Administrative Agent in accordance with this Section, provided, however, that no Lender shall be liable or responsible for the failure by any other Lender to make any Revolving Credit Loans required to be made by such other Lender.

                  (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Administrative Agent, for the Borrower's account.

                  (e) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing given to the Administrative Agent, the Administrative Agent may act without liability upon the basis of telephonic notice of such borrowing believed by the Administrative Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Administrative Agent's records with regard to any such telephone notice shall be presumptively correct, absent manifest error.

         2.4.     Competitive Bid Loans; Procedure

                  (a) The Borrower may make Competitive Bid Requests by 11:00 a.m. at least two Business Days prior to the proposed Borrowing Date for one or more Competitive Bid Loans. Each Competitive Bid Request given to the Administrative Agent (which shall promptly on the same day give notice thereof to each Lender by fax of an Invitation to Bid if the Competitive Bid Request is not rejected pursuant to this Section), shall be by telephone (confirmed by fax or other written electronic means promptly on the same day by the delivery of a Competitive Bid Request signed by the Borrower), and shall specify (i) the proposed

Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Competitive Bid Loans (the "Maximum Request"), which amount (A) shall not exceed an amount which, on the proposed Borrowing Date and after giving effect to the requested Competitive Bid Loans, would cause the aggregate outstanding principal balance of all Loans of all Lenders to exceed the Aggregate Commitments and (B) shall be in a principal amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) the Competitive Interest Period(s) therefor and the last day of each such Competitive Interest Period, and (iv) if more than one Competitive Interest Period is so specified, the principal amount allocable to each such Competitive Interest Period (which amount shall not be less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof). A Competitive Bid Request that does not conform substantially to the form of Exhibit D shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection. Notwithstanding anything contained herein to the contrary, (1) not more than three Competitive Interest Periods may be requested pursuant to any Competitive Bid Request and
(2) not more than five Competitive Bid Loans may be outstanding at any one time.

                  (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Administrative Agent not later than 10:00 a.m. at least one Business Day prior to the proposed Borrowing Date specified in such Competitive Bid Request (such time being herein called the "Submission Deadline"), by fax or other writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Competitive Bid Loan described in the relevant Competitive Bid Request at a rate of interest per annum (each a "Bid Rate") specified therein in an aggregate principal amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that Competitive Bids submitted by the Administrative Agent may only be submitted if the Administrative Agent notifies the Borrower of the terms of its Competitive Bid not later than thirty minutes prior to the Submission Deadline. Multiple Competitive Bids may be delivered to and by the Administrative Agent. The aggregate Portions of Competitive Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Bid Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax not later than the Submission Deadline therefor, provided, however, that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan.

                  (c) The Administrative Agent shall promptly give notice by telephone (promptly confirmed by fax or other writing) to the Borrower of all Competitive Bids received by the Administrative Agent prior to the Submission Deadline which comply in all material respects with this Section. The Borrower shall, in its sole discretion but subject to Section 2.4(d), irrevocably accept or reject any such Competitive Bid (or any Portion thereof) not later than 1:00 p.m. on the day of the Submission Deadline by notice to the Administrative Agent by telephone (confirmed by fax or other writing in the form of a Competitive Bid Accept/Reject Letter promptly the same day). Promptly upon receipt by the Administrative Agent of such a Competitive Bid Accept/Reject Letter, the Administrative Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Administrative Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 1:00 p.m. on the day of the Submission Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Administrative Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Administrative Agent shall notify each Lender which submitted a Competitive Bid, in the form of a Competitive Bid Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Bid Loan.

                  (d) If the Borrower accepts a Portion of a proposed Competitive Bid Loan for a single Competitive Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.4(d)). The aggregate principal amount of Competitive Bid Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Competitive Bid Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Bid Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Competitive Interest Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Competitive Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this
Section 2.4(d), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lenders' respective Competitive Bids with identical Bid Rates for such Competitive Interest Period, provided, that if the amount of Competitive Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Bid Loan (or Portions thereof) in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, the Borrower shall round the Competitive Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $1,000,000 or an integral multiple of $500,000 in excess thereof.

                  (e) Not later than 2:00 p.m. on the relevant Borrowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Administrative Agent at its office provided for in Section 11.2, in immediately available funds, the proceeds of such Lender's Competitive Bid Loan(s). The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent provided for in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

                  (f) All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

                  (g) The Competitive Bid Loans made by each Lender shall be evidenced by a Note referred to in Section 2.2. Each Competitive Bid Loan shall be due and payable on the last day of the Competitive Interest Period applicable thereto.

         2.5.     Voluntary Reduction or Termination of Aggregate Commitments

                  The Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments, provided, however, that (i) any such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.6, the aggregate outstanding principal balance of all Lenders' Revolving Credit Loans and Competitive Bid Loans would exceed the Aggregate Commitments as so reduced. Reductions of the Aggregate Commitments shall be applied pro rata according to the Commitment Percentage of each Lender.

         2.6.     Prepayments of the Loans

                  (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty, in full at any time or in part from time to time, by notifying the Administrative Agent in writing no later than 11:30 a.m. on the proposed prepayment date, in the case of ABR Advances, and at least three Business Days prior to the proposed prepayment date, in the case of Eurodollar Advances, specifying the Revolving Credit Loans to be prepaid, the amount to be prepaid and the date of prepayment. The Borrower may not prepay the Competitive Bid Loans. Each such notice of a prepayment under this Section shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment shall be in an aggregate principal amount of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) if the outstanding principal balance of the Revolving Credit Loans is less that the minimum amount set forth in clause (a)(i) of this Section, then such lesser outstanding principal balance, as the case may be. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.7) $5,000,000 or an integral multiple of $1,000,000 in excess thereof. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Eurodollar Interest Period, the Borrower agrees to indemnify the applicable Lenders in accordance with Section 2.13.

                  (b) Mandatory Prepayments Relating to Reductions or Termination of the Aggregate Commitments. Concurrently with each reduction or termination of the Aggregate Commitments under Section 2.5, the Borrower shall prepay the Revolving Credit Loans by the amount, if any, by which the aggregate unpaid principal balance of all Lenders' Revolving Credit Loans and Competitive Bid Loans exceeds the amount of the Aggregate Commitments after giving effect to such reduction or termination, as the case may be.

                  (c) In General. Any prepayments under this Section shall be applied pro rata according to the Commitment Percentage of each Lender.

         2.7.     Conversions and Continuations

                  (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted, provided that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Eurodollar Interest Period therefor, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Eurodollar Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Eurodollar Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Administrative Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this
Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances, shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. If the Borrower fails to deliver a notice of conversion or continuation in accordance with this Section with respect to any Advance prior to the last day of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, on the last day of such Interest Period, such Advance shall be converted to, or continued as, an ABR Advance.

                  (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance, and no Eurodollar Advance may be continued, if a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

                  (c) No Interest Period selected in respect of the conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

                  (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

                  (e) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing given to the Administrative Agent, the Administrative Agent may act without liability upon the basis of telephonic notice of such borrowing believed by the Administrative Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Administrative Agent's records with regard to any such telephone notice shall be presumptively correct, absent manifest error.

         2.8.     Interest Rate and Payment Dates

                  (a) Prior to Maturity. Except as otherwise provided in Section 2.8(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

                  ADVANCES                    RATE
                  --------                    ----
                  Each ABR Advance            Alternate Base Rate.

                  Each Eurodollar Advance     Eurodollar Rate for the applicable
                                              Eurodollar Interest Period plus
                                              theApplicable Margin.

                  Each Competitive Bid Loan   Bid Rate applicable thereto for
                                              the applicable Competitive
                                              Interest Period.


                  (b) Late Charges. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue balance or amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to (i) in the case of the principal balance of any Loan, 2% plus the rate which would otherwise be applicable pursuant to Section 2.8(a), or (ii) in the case of any other amount, 2% plus the Alternate Base Rate plus the Applicable Margin, in each case from the date of such nonpayment to, but not including, the date such balance or such amount, as the case may be, is paid in full. All such interest shall be payable on demand.

                  (c) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be) and (ii) ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances and on Competitive Bid Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.8(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans (on the amount paid (or prepaid)). Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the Facility Fee, the Utilization Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If any amount paid hereunder would exceed the maximum amount of interest permitted by the Highest Lawful Rate, then such amount shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.9.     Substituted Interest Rate

                  In the event that (i) the Administrative Agent shall have determined in the exercise of its reasonable discretion (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either reasonable means do not exist for ascertaining the Eurodollar Rate or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each an "Affected Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clause (i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (1) the Administrative Agent's having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.8 or (2) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) to be Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

         2.10.    Taxes

                  (a) Payments to be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Administrative Agent pursuant to Section 2.10(c) has been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear, but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

                  (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

                           (i) the Borrower shall notify the Administrative Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

                           (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender, as the case may be;

                           (iii) the sum payable by the Borrower to the Administrative Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Administrative Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) if any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance Agreement, as the case may be, in respect of payments to such Lender, and provided further that any Lender claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or take other appropriate action if the making of such a change or the taking of such action, as the case may be, would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (c) Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), including upon the occurrence of any event requiring a change in the most recent counterpart of any form set forth below previously delivered by such Lender to the Borrower, such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form 1001, Form 4224, Form W-8 or Form W-9, or any successor form, or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under Section 2.10(b)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), nothing in this Section shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 2.10(b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

         2.11.    Illegality

                  Notwithstanding anything herein to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or on such earlier date if and as required by law, provided that, before making any such suspension or conversion, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office or take other appropriate action if the making of such a designation or the taking of such action, as the case may be, would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Advances or to continue to fund or maintain Eurodollar Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and it is thereafter lawful (in the Lender's determination) for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated upon notice to either (a) the Administrative Agent and the Borrower by such Lender or (b) the Administrative Agent and such Lender by the Borrower.

         2.12.    Increased Costs

                  (a) In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof (whether or not having the force of law) by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any Governmental
Authority:

                           (i) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

                           (ii) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate; or

                           (iii) otherwise increases the cost to any Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or reduces any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.10, and provided further, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take other appropriate action if the making of such a designation or the taking of such action, as the case may be, would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. No failure by any Lender to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Lender's right to demand such compensation at any time, provided, that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, treaty or directive described above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, treaty or directive. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing submitted by a Lender to the Borrower shall be conclusive absent manifest error.

                  (b) In the event that any Lender shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties hereto), during any Eurodollar Interest Period during which a Eurodollar Advance of such Lender shall be outstanding, that such Lender shall be required to maintain reserves (i) (including marginal, emergency, supplemental and special reserves) as established by the Board of Governors of the Federal Reserve System or any other banking authority to which such Lender is subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) of such Lender or (ii) in respect of any other category of liabilities, including deposits by reference to which the interest rate on such Eurodollar Advance is determined, or any category of extensions of credit or other assets, which includes loans by non-domestic offices of such Lender to United States residents, then such Lender shall promptly notify the Borrower by telephone (confirmed thereafter by fax or other writing), specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonably sufficient detail the computation of such additional amounts), whereupon the Borrower shall pay to such Lender, on the applicable Interest Payment Dates with respect to the Eurodollar Advances of such Lender, such specified amounts as additional interest with respect to such Lender's Eurodollar Advances outstanding at such time or at any time thereafter (provided that, with respect to any subsequent Eurodollar Advances of such Lender, no further or additional claims need be made by such Lender to the Borrower with respect to such reserve requirements, provided further, however, that such Lender shall promptly notify the Borrower if such reserve requirements cease to exist). In connection with the foregoing, Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D.

         2.13.    Indemnification for Loss

                  Notwithstanding anything herein to the contrary, if the Borrower shall fail to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 2.7, as the case may be, or if the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted one or more offers therefor pursuant to Section 2.4, or if a Eurodollar Advance or a Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance or a Competitive Bid Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow, convert or continue, termination, repayment or prepayment, including an amount, if greater than zero, equal to:

                         A    x    (B-C)    x    D
                                                ---
                                                360

where:


"A" equals such Lender's (i) Commitment Percentage of the Affected Principal Amount in the case of Eurodollar Advances or (ii) the Affected Principal Amount in the case of Competitive Bid Loans;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Advances or the Bid Rate applicable to such Competitive Bid Loan, as the case may be;

"C" equals the applicable Eurodollar Rate or Proposed Bid Rate (in each case expressed as a decimal), as the case may be, in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits (or, in the case of a Proposed Bid Rate, based on the rate such Lender would have quoted) in an amount equal approximately to such Lender's (i) Commitment Percentage of the Affected Principal Amount in the case of Eurodollar Advances or (ii) the Affected Principal Amount in the case of Competitive

         Bid Loans with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance or Competitive Bid Loan, as the case may be, including in liquidating or employing deposits acquired to fund or maintain the funding of its Commitment Percentage of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its Commitment Percentage of the Affected Principal Amount. Each determination by the Administrative Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

         2.14.    Survival of Certain Obligations

                  The obligations of the Borrower under Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.16, 11.5 and 11.11 shall survive the termination of the Aggregate Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         2.15.    Use of Proceeds

                  The proceeds of the Loans shall be used solely for general corporate purposes not inconsistent with the provisions hereof, including the provisions set forth in Section 4.9.

         2.16.    Capital Adequacy

                  If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person") shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Person, as the case may be, with any directive, guideline or request from any Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender's or such Control Person's, as the case may be, capital or (B) the asset value to such Lender or such Control Person, as the case may be, of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person, as the case may be, could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's, as the case may be, policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, as the case may be, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction, provided that no Lender shall be entitled to demand such compensation more than 120 days following the last day of the fiscal year of such Lender during which such capital requirement was applicable and in respect of which such Lender is seeking compensation; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application by such Governmental Authority of any law, rule, regulation, interpretation or phasing in described above if such demand is made within 120 days after the implementation of such retroactive law, rule, regulation, interpretation or phasing in. A statement as to such amounts submitted by a Lender to the Borrower and the Administrative Agent shall constitute such demand and shall be conclusive absent manifest error.

         2.17.    Lenders' Records

                  Each Lender's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.

         2.18.    Substitution of Lender

                  In the event that the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.10, 2.12, 2.13 or 2.16, or if any Lender defaults in its obligation to fund Loans hereunder on three or more occasions, the Borrower may, within 60 days of the demand by such Lender for such additional amounts or the relevant default by such Lender, as the case may be, and subject to and in accordance with the provisions of Section 11.7, designate an Eligible Assignee to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by or expense to, such Lender, for a purchase price equal to the outstanding principal amount of such Lender's Loans plus any accrued but unpaid interest thereon and accrued but unpaid Facility Fees and Utilization Fees in respect of such Lender's Commitment and any other amounts payable to such Lender hereunder, and to assume all the obligations of such Lender hereunder, and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that survive full repayment hereunder) and shall be relieved from all obligations to the Borrower hereunder, and the Eligible Assignee shall succeed to the rights and obligations of such Lender hereunder. The Borrower shall execute and deliver to such Eligible Assignee a Note. Notwithstanding anything herein to the contrary, in the event that a Lender is replaced pursuant to this Section 2.18 as a result of the Borrower becoming obligated to pay additional amounts to such Lender pursuant to Section 2.10, 2.12, 2.13 or 2.16, such Lender shall be entitled to receive such additional amounts as if it had not been so replaced.

3.       FEES; PAYMENTS

         3.1.     Facility Fee; Utilization Fee

                  (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, during the period from and including the Effective Date through but excluding the Maturity Date, a fee (the "Facility Fee") equal to the Applicable Facility Fee Percentage per annum of the average daily sum of the Aggregate Commitments, regardless of usage, during such period. The Facility Fee shall be payable (i) quarterly in arrears on the last day of each March, June, September and December during such period, (ii) on the date of any reduction in the Aggregate Commitments (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, during the period from and including the Effective Date through but excluding the Maturity Date, a fee (the "Utilization Fee") equal to (i) the Applicable Utilization Fee Percentage per annum of the daily amount during such period of the sum of the aggregate outstanding principal balance of all Lenders' Loans plus the aggregate outstanding principal balance of all lenders' loans under the 364-Day Credit Agreement, provided that such sum is greater than 25% of the sum of the Aggregate Commitments on such day and the aggregate commitments to lend under the 364-Day Credit Agreement on such day, multiplied by (ii) a fraction, the numerator of which is the aggregate outstanding principal balance on such day of all Lenders' Loans and the denominator of which is the sum of such aggregate outstanding principal balance plus the aggregate outstanding principal balance on such day of all lenders' loans under the 364-Day Credit Agreement. The Utilization Fee shall be payable
(A) quarterly in arrears on the last day of each March, June, September and December during such period and (B) on the Maturity Date or the date on which the aggregate commitments to lend under the 364-Day Credit Agreement shall terminate. The Utilization Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         3.2.     Other Fees

                  The Borrower agrees to pay to each of the Administrative Agent and the Lenders, for its own account, such fees as have been agreed to in writing by it and the Borrower.

         3.3.     Pro Rata Treatment and Application of Principal Payments

                  Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee and the Utilization Fee shall be made by the Borrower to the Administrative Agent at its office provided for in
Section 11.2 in funds immediately available to the Administrative Agent at such office by 1:00 p.m. on the due date for such payment, and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Facility Fee and the Utilization Fee then due to the Lenders, pro rata according to the aggregate outstanding principal balance of the Revolving Credit Loans, in the case of principal and interest then due thereon, and to the applicable Lender in the case of principal and interest then due on a Competitive Bid Loan. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business
Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Facility Fee and the Utilization Fee) interest shall be payable at the applicable rate specified herein during such extension.


4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

         4.1.     Subsidiaries; Capitalization

                  As of the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.1, and such Schedule accurately designates as of the Effective Date whether each such Subsidiary is a Material Subsidiary or an Immaterial Subsidiary for purposes of this Agreement. The shares of each corporate Material Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each non-corporate Material Subsidiary is owned free and clear of any Liens.

         4.2.     Existence and Power

                  Each of the Borrower and the Material Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation or other applicable entity in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.3.     Authority

                  The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated hereby and by the Notes, and to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its charter or by-laws or its other organization documents.

         4.4.     Binding Agreement

                  The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         4.5.     Litigation and Regulatory Proceedings

                  Except as disclosed in Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any of the Material Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Material Subsidiaries, which (i) if adversely determined, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, except that the commencement by the Borrower, any of the Material Subsidiaries or any Governmental Authority of a rate proceeding or earnings review before such Governmental Authority shall not constitute such a pending or threatened action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or (iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by the Borrower or any of the Material Subsidiaries.

         4.6.     Required Consents

                  Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, equityholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents.

         4.7.     No Conflicting Agreements, Compliance with Laws

                  (a) Neither the Borrower nor any of the Material Subsidiaries is in default (i) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (ii) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of the Material Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

                  (b) Each of the Borrower and the Material Subsidiaries (i) is complying in all material respects with all statutes, regulations, rules and orders applicable to the Borrower or such Material Subsidiary of all Governmental Authorities, including Environmental Laws and ERISA, a violation of which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (ii) has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as permitted under Section 7.4) which would be material to the Borrower or any of the Material Subsidiaries, and no tax Liens have been filed with respect thereto.

         4.8.     Governmental Regulations

                  Neither the Borrower nor any of the Material Subsidiaries is
(i) an "investment company" or a company "controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company", or an "affiliate" or "subsidiary company" of a "holding company", as those terms are defined in the Public Utility Holding Company Act of 1935, as amended, in each case which is subject to registration thereunder.

         4.9.     Federal Reserve Regulations; Use of Loan Proceeds

                  Neither the Borrower nor any of the Material Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

         4.10.    Plans

                  The only Pension Plan in effect as of the Effective Date is the Cleco Corporation Pension Plan. Each Employee Benefit Plan of the Borrower, the Material Subsidiaries and their respective ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects, except as to amendments required by that certain Revenue Procedure 99-23 (April 5, 1999). The Borrower, the Material Subsidiaries and/or any ERISA Affiliate have made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, and none of the Borrower, the Material Subsidiaries or any of their respective ERISA Affiliates has incurred or expects to incur any withdrawal liability or other liability (including any joint and several liability) to the PBGC under ERISA. Neither the Borrower, any Material Subsidiary or any ERISA Affiliate is party to any Multiemployer Plan.

         4.11.    Financial Statements

                  The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of the Utility's Form 10K for the fiscal year ended December 31, 1998, containing the audited consolidated balance sheet of the Utility and the related consolidated statements of operations, stockholder's equity and cash flows for the period then ended, and the Utility's Form 10Q for the fiscal quarter ended June 30, 1999, containing the unaudited consolidated balance sheet of the Utility for such fiscal quarter, together with the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of the operations of Utility as of the dates and for the periods indicated therein. Since December 31, 1998, each of the Borrower and the Material Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

         4.12.    Property

                  Each of the Borrower and the Material Subsidiaries has good and marketable title to all of its Property, title to which is material to the Borrower or such Material Subsidiary, as the case may be, subject to no Liens, except Permitted Liens.

         4.13.    Environmental Matters

                  (a) To the best knowledge of the Borrower, the Borrower and each of the Material Subsidiaries is in compliance in all material respects with the requirements of all applicable Environmental Laws.

                  (b) To the best knowledge of the Borrower, except as described in Schedule 4.13, (i) no Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws, (ii) no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws, (iii) no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws, and (iv) there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks of the Borrower or any of the Material Subsidiaries regulated under any Environmental Laws, which, as to any of the foregoing actions, events or conditions, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

                  (c) Except as described in Schedule 4.13, neither the Borrower nor any of the Material Subsidiaries (i) has received notice directly or otherwise learned indirectly (through a Corporate Officer) of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual material liability (including potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remediation costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (A) any material non-compliance with or violation of the requirements of any applicable Environmental Laws or (B) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of the Material Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment which individually or collectively could reasonably be expected to have a Material Adverse Effect or (ii) has any overtly threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of the Material Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment.

         4.14.    Year 2000 Issue

                  Each of the Borrower and each of the Material Subsidiaries has reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and each Material Subsidiary or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and the Material Subsidiaries interface). The costs to the Borrower and the Material Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any of the Material Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.


5.       CONDITIONS TO EFFECTIVENESS

         This Agreement shall not become effective until such time as each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 11.1):

         5.1.     Evidence of Action

                  The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its charter and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and each other jurisdiction in which the failure to be in good standing could reasonably be expected to have a Material Adverse Effect.

         5.2.     This Agreement

                  The Administrative Agent (or Special Counsel) shall have received, in respect of each Person listed on the signature pages of this Agreement, either (i) a counterpart signature page hereof signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that a counterpart signature page hereof has been signed on behalf of such Person.

         5.3.     Notes

                  The Administrative Agent shall have received a Note for each Lender, dated the Effective Date, duly executed by a duly authorized officer of the Borrower.

         5.4.     Approvals

                  The Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been duly obtained and are in full force and effect and that all required notices have been given and all required waiting periods have expired.

         5.5.     Certain Agreements

                  The Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower, in form and substance satisfactory to the Administrative Agent, (i) certifying that there have been no amendments or other modifications to either the Utility Mortgage or the Employee Stock Ownership Plan since August 28, 1998, or, if so, setting forth the same, in which case any such amendment or modification shall be in form and substance satisfactory to the Administrative Agent, and (ii) attaching a true, complete and correct copy of the Inter-Affiliate Policies Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

         5.6.     Opinion of Counsel to the Borrower

                  The Administrative Agent shall have received an opinion of Phelps Dunbar, L.L.P., counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated the Effective Date, substantially in the form of Exhibit K, and covering such additional matters as the Required Lenders may reasonably request. It is understood that such opinion is being delivered to the Administrative Agent and the Lenders upon the direction of the Borrower and that the Administrative Agent and the Lenders may and will rely upon such opinion.

         5.7.     Terminating Indebtedness

                  The Terminating Indebtedness shall have been fully repaid and all agreements and other documents with respect thereto shall have been canceled or terminated, and the

Administrative Agent shall have received reasonably satisfactory evidence thereof or arrangements satisfactory to the Administrative Agent shall have been made by the Borrower and its Subsidiaries to accomplish the foregoing concurrently with the first Loans made hereunder.

         5.8.     Fees

                  All fees payable to the Administrative Agent and the Lenders on the Effective Date, and the reasonable fees and expenses of Special Counsel incurred and recorded to date in connection with the preparation, negotiation and closing of the Loan Documents, shall have been paid.


6. CONDITIONS OF LENDING - ALL LOANS

         The obligation of each Lender to make any Loan (which shall not include a continuation or conversion of a Loan pursuant to and in accordance with
Section 2.7) is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

         6.1.     Compliance

                  On each Borrowing Date and after giving effect to the Loans to be made thereon, (i) there shall exist no Default or Event of Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and (iii) since December 31, 1998, there has been no Material Adverse Change. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2.     Borrowing Request; Competitive Bid Request

                  In the case of the borrowing of Revolving Credit Loans, the Administrative Agent shall have received a Borrowing Request, or in the case of a borrowing of a Competitive Bid Loan, the Administrative Agent shall have received a Competitive Bid Request and such other documents required to be provided by the Borrower pursuant to Section 2.4, in each case duly executed by a duly authorized officer of the Borrower.

         6.3.     Law

                  Such Loan shall not be prohibited by any applicable law, rule or regulation.

         6.4.     Other Documents

                  The Administrative Agent shall have received such other documents as the Administrative Agent or the Lenders shall reasonably request.

7.       AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall:

         7.1.     Financial Statements

                  Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each
Lender:

                  (a) As soon as available, but in any event within 120 days after the end of each fiscal year, (i) a copy of the Borrower's Annual Report on Form 10-K in respect of such fiscal year required to be filed by the Borrower with the SEC, together with the financial statements attached thereto, and (ii) the Borrower's audited consolidating balance sheet and related statements of operations, stockholder's equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated or consolidating, as the case may be, financial statements present fairly in all material respects the financial conditions and results of operations of the Borrower on a consolidated or consolidating, as the case may be, basis in accordance with GAAP consistently applied, together with (A) a listing of all Material Subsidiaries designated as Immaterial Subsidiaries, and vice versa, during such fiscal year and (B) in the case of the statements referred to in clause (ii) above, a schedule of other audited financial information consisting of consolidating or combining details in columnar form with the Subsidiaries of the Borrower separately identified, in accordance with GAAP consistently applied;

                  (b) As soon as available, but in any event within 60 days after the end of each fiscal quarter, (i) a copy of the Borrower's Quarterly Report on Form 10-Q in respect of such fiscal quarter required to be filed by the Borrower with the SEC, together with the financial statements attached thereto, and (ii) the Borrower's unaudited consolidating balance sheet and related statements of operations, stockholder's equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a duly authorized financial officer of the Borrower as presenting fairly in all material respects the financial conditions and results of operations of the Borrower on a consolidated or consolidating, as the case may be, basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with, in the case of the financial statements referred to in clause (ii) above, a schedule of other unaudited financial information consisting of consolidating or combining details in columnar form with the Subsidiaries of the Borrower separately identified, in accordance with GAAP consistently applied;

                  (c) Within 60 days after the end of each of the first three fiscal quarters (120 days after the end of the last fiscal quarter), a certificate of the chief financial officer of the

 Borrower (or such other officer as shall be acceptable to the Administrative Agent) as to the Borrower's compliance, as of such fiscal quarter ending date, with Section 7.11, and as to the occurrence or continuance of no Default or Event of Default as of such fiscal quarter ending date and the date of such certificate; and

                  (d) Such other information as the Administrative Agent or any Lender may reasonably request from time to time.

         7.2.     Certificates; Other Information

                  Furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) Prompt written notice if: (i) there shall occur and be continuing a Default or an Event of Default or (ii) a Material Adverse Change shall have occurred;

                  (b) Prompt written notice of: (i) any material citation, summons, subpoena, order to show cause or other document naming the Borrower or any of the Material Subsidiaries a party to any proceeding before any Governmental Authority, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, or (ii) any lapse or other termination of, or refusal to renew or extend, any material Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any of the Material Subsidiaries by any Person or Governmental Authority, provided that any of the foregoing set forth in this subsection (b) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or call into question the validity or enforceability of any of the Loan Documents;

                  (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of the Material Subsidiaries may be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof, (ii) material news releases and annual reports relating to the Borrower or any of the Material Subsidiaries, and
(iii) upon the written request of the Administrative Agent, reports that the Borrower or any of the Material Subsidiaries sends to or files with the Federal Energy Regulatory Commission, or any Governmental Authority succeeding to the functions thereof, or any similar state or local Governmental Authority;

                  (d) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of the Material Subsidiaries, or with respect to any of the Real Property, under any Environmental Law, that could reasonably be expected to have a Material Adverse Effect;

                  (e) Prompt written notice of any change by either Moody's or S&P in the senior unsecured long-term debt rating of the Borrower or the Utility; and

                  (f) Such other information as the Administrative Agent or any Lender shall reasonably request from time to time.

         7.3.     Legal Existence

                  Except as permitted under Section 8.3, maintain its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect, and cause each of the Material Subsidiaries to maintain its legal existence in good standing in each jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         7.4.     Taxes

                  Pay and discharge when due, and cause each of the Material Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower or such Material Subsidiary, as the case may be, and all Taxes upon the income, profits and Property of the Borrower and the Material Subsidiaries, which if unpaid, could individually or collectively reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Material Subsidiary, as the case may be (other than a Lien described in Section 8.2(a)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary, as the case may be, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5.     Insurance

                  Maintain, and cause each of the Material Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request of the Administrative Agent or any Lender, full information as to the insurance carried.

         7.6.     Payment of Indebtedness and Performance of Obligations

                  Pay and discharge when due, and cause each of the Material Subsidiaries to pay and discharge when due, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could individually or collectively reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien upon Property of the Borrower or any of the Material Subsidiaries (other than a Permitted Lien), unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7.     Condition of Property

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of the Material Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Material Subsidiary's, as the case may be, material businesses.

         7.8. Observance of Legal Requirements

                  Observe and comply in all respects, and cause each of the Material Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, including ERISA and all Environmental Laws, a violation of which could individually or collectively reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9.     Inspection of Property; Books and Records; Discussions

                  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and the Material Subsidiaries with the officers thereof and the Accountants; provided that, so long as no Default or Event of Default exists, none of the Administrative Agent, its agents, its representatives or the Lenders shall be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Borrower's records relating to pending or threatened litigation if any such disclosure by the Borrower could reasonably be expected (i) to give rise to a waiver of any attorney/client privilege of the Borrower or any of the Material Subsidiaries relating to such information or
(ii) to be otherwise materially disadvantageous to the Borrower or any of the Material Subsidiaries in the defense of such litigation.

         7.10.    Licenses, Intellectual Property

                  Obtain or maintain, as applicable, and cause each of the Material Subsidiaries to obtain or maintain, as applicable, in full force and effect, all licenses, franchises, Intellectual Property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could individually or collectively, reasonably be expected to have a Material Adverse Effect.

         7.11.    Capitalization

                  Maintain at all times Total Indebtedness equal to or less than 70% of Total Capitalization.

         7.12.    Year 2000 Issue

                  Take, and shall cause each of the Material Subsidiaries to take, all reasonably necessary action to complete by December 31, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and the Material Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower or any of the Material Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed, except where the failure to do such reprogramming or testing could not reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, the Borrower shall provide, and shall cause each of the Material Subsidiaries to provide, to the Administrative Agent reasonable assurance of its compliance with the preceding sentence.

         7.13.    Material/Immaterial Designation of Subsidiaries

                  Be permitted to designate a Material Subsidiary as an Immaterial Subsidiary and an Immaterial Subsidiary as a Material Subsidiary by giving the Administrative Agent and the Lenders written notice thereof not later than 10 Business Days after such designation, specifying the effective date of such designation and certifying that all of the conditions set forth in this Section shall have been satisfied as of such effective date, provided that: (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and (ii) in the case of the designation of an Immaterial Subsidiary as a Material Subsidiary, such notice shall also serve as the certification of the Borrower immediately after giving effect to such designation that, with respect to such Material Subsidiary, the representations and warranties contained in the Loan Documents shall be true and correct (provided further that, together with such notice, the Borrower may submit such revised Schedules to the Loan Documents to make revisions to the existing Schedules thereto with respect to such Material Subsidiary as may be necessary for such representations and warranties to be true and correct with respect to such Material Subsidiary). Notwithstanding anything herein to the contrary, at no time shall the Borrower permit the total assets of all Persons that were designated as Immaterial Subsidiaries pursuant to this Section during the immediately preceding twelve month period, determined on a combined basis in accordance with GAAP and valued at the time of each such designation, but excluding any assets acquired by such Persons pursuant to Section 8.3 or 8.4, to exceed an amount equal to 5% of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the first day of such period.

8.       NEGATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall not, directly or indirectly:

         8.1.     Indebtedness

                  Create, incur, assume or suffer to exist any Indebtedness or any other Contingent Obligation, except:

                  (a) Indebtedness under the Loan Documents and Indebtedness under the 364-Day Credit Agreement;

                  (b) the Terminating Indebtedness, provided that the Terminating Indebtedness is repaid in full on or before the Effective Date;

                  (c) Contingent Obligations in respect of obligations and liabilities under leases for coal cars supplied in connection with Rodemacher Unit No. 2, provided that the aggregate amount thereof shall not exceed $13,000,000 at any time;

                  (d) Contingent Obligations in respect of obligations and liabilities of the Utility;

                  (e) other Contingent Obligations in respect of agreements by the Borrower's Subsidiaries to purchase electricity or gas from counterparties, provided that the aggregate amount of such Contingent Obligations under this clause (e) shall not exceed $20,000,000 at any time; and

                  (f) other Indebtedness and other Contingent Obligations, provided that immediately after giving effect thereto, (i) such other Indebtedness and other Contingent Obligations under this clause (f), when aggregated with the Indebtedness under the Loan Documents and the Indebtedness under the 364-Day Credit Agreement, shall not exceed $200,000,000 at any time and (ii) the aggregate amount of such other Indebtedness and other Contingent Obligations under this clause (f) that is secured shall not exceed $25,000,000 at any time.

         8.2.     Liens

                  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of the Material Subsidiaries so to do, except:

                  (a) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest;

                  (b) Liens (i) in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (ii) in connection with deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iii) in connection with, or otherwise constituting, zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not materially and adversely affect the value of such real Property or the financial condition of the Borrower or such Material Subsidiary, as the case may be, or materially impair its use for the operation of the business of the Borrower or such Material Subsidiary, as the case may be, (iv) arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's, lessors' and bankers' liens and rights of set-off incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, and (v) arising out of judgments or decrees which are being contested in accordance with
Section 7.6, provided that enforcement of such Liens is stayed pending such contest;

                  (c) Liens now existing or hereafter arising in favor of the Administrative Agent or the Lenders under the Loan Documents;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of the Material Subsidiaries or existing on any property or asset of any Person that becomes a Material Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Material Subsidiary of the Borrower, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Material Subsidiary of the Borrower, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any of the Material Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Material Subsidiary of the Borrower, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;

                  (e) Liens (including precautionary Liens in connection with capital lease financings) on fixed or capital assets (and, in any case, without limiting the generality of what shall constitute a fixed or capital asset, any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery and other Property (including accounts, contracts and other general intangibles), whether or not such Property constitutes a fixed or capital asset, that is or becomes encumbered in connection with any project financing) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by any of the Material Subsidiaries, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within 90 days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), or within 90 days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, and (iii) such security interests shall not apply to any other Property of the Borrower or any of the Material Subsidiaries;

                  (f) Liens on Property of the Borrower and the Material Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby or the Property subjected to such Lien thereon;

                  (g) the Lien evidenced by the Utility Mortgage and any Lien securing Indebtedness that extends, renews, refinances or replaces the Utility Mortgage or any Indebtedness thereunder;

                  (h) "permitted liens" as defined under Section 1.04 of the Utility Mortgage as in effect on the date hereof (other than "funded liens" described in clause (ix) of such Section), other Liens not otherwise prohibited by Section 5.05 of the Utility Mortgage as in effect on the date hereof, and, in the event the Utility Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (h), provided that the amounts secured by such Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the Utility Mortgage was in effect;

                  (i) Liens created to secure Indebtedness of any Subsidiary of the Borrower to the Borrower or to any of the Borrower's other Subsidiaries;

                  (j) Liens created to secure sales or factoring of accounts receivable and other receivables; and

                  (k) Liens created to secure Indebtedness and other Contingent Obligations permitted under Section 8.1(f), provided that the aggregate amount of such Indebtedness and other Contingent Obligations shall not exceed $25,000,000.

         8.3.     Merger, Consolidation, Purchase or Sale of Assets, Etc.

                  Consolidate with, be acquired by, or merge into or with any Person, or convey, sell, lease or otherwise dispose of all or any part of its Property, or enter into any sale-leaseback transaction, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property (other than purchases or other acquisitions of inventory, materials, equipment and similar Property in the ordinary course of business) of any Person, including acquisitions of the Stock of any Person, or permit any of the Material Subsidiaries so to do, except:

                  (a) sales, factoring or other dispositions of Permitted Investments, inventory, receivables and similar Property in the ordinary course of business;

                  (b) Asset Sales by the Borrower to any of the Material Subsidiaries and by any of the Material Subsidiaries to the Borrower or any of the other Material Subsidiaries;

                  (c) other Asset Sales, provided that (i) no Default or Event of Default shall exist immediately before or after giving effect thereto and
(ii) immediately after giving effect thereto, the amount thereof, when added to the total amount of all Asset Sales made by the

Borrower and the Material Subsidiaries during the immediately preceding twelve month period pursuant to this clause (c), shall not exceed 10% or more of Material Total Assets as of the first day of such twelve month period;

                  (d) any of the Material Subsidiaries may merge or consolidate with or into, or acquire control of, or acquire all or any portion of the assets of any Person, provided that (i) immediately after giving effect thereto, the total consideration to be paid by the Material Subsidiaries to or for the account of any Person (other than the Borrower and the Material Subsidiaries) in connection therewith, when added to the total consideration paid by the Borrower and the Material Subsidiaries to or for the account of any Person (other than the Borrower and the Material Subsidiaries) in connection with all other mergers, consolidations and acquisitions permitted under Sections 8.3(d) and 8.3(e) during the period from the Effective Date through and including the date thereof, and all loans, advances, investments and other arrangements outstanding at such time and permitted under Section 8.4(v), shall not exceed 15% of Material Total Assets as of the most recently completed fiscal quarter, and (ii) in the case of a transaction involving the Utility, the Utility shall be the survivor entity thereof; and

                  (e) the Borrower may merge or consolidate with or into, or acquire control of, or acquire all or any portion of the assets of any Person, provided that:

                  (i) immediately before and after giving effect thereto, no Default or Event of Default shall exist;

                           (ii) immediately before and after giving effect thereto, all of the representations and warranties contained in the Loan Documents shall be true and correct except as the context thereof otherwise requires and except for those representations and warranties which by their terms or by necessary implication are expressly limited to a state of facts existing at a time prior to such merger, consolidation or acquisition, as the case may be, or such other matters relating thereto as are identified in a writing to the Administrative Agent and the Lenders and are satisfactory to the Administrative Agent and the Lenders;

                           (iii) the Borrower shall be the surviving entity thereof or each of the following conditions shall have been satisfied:
         (i) such surviving entity shall have been incorporated or otherwise formed in a State of the United States with substantially all of its assets and business located and conducted in the United States, (ii) such surviving entity shall, at the time of such merger, have a senior unsecured long-term debt rating of BBB- or higher from S&P and Baa3 or higher from Moody's (provided that, if such surviving entity shall be a public utility holding company and shall not have at such time a senior unsecured long-term debt rating from S&P and Moody's, then its primary utility Subsidiary shall have at such time a senior unsecured long-term debt rating of BBB- or higher from S&P and Baa3 or higher from Moody's, and (iii) such surviving entity shall have expressly assumed the obligations of the Borrower under the Loan Documents pursuant to a writing in form and substance satisfactory to the Administrative Agent;

                           (iv) immediately after giving effect thereto, the total consideration to be paid by the Borrower to or for the account of any Person (other than the Material Subsidiaries of the Borrower) in connection therewith, when added to the total consideration paid by the Borrower and the Material Subsidiaries to or for the account of any Person (other than the Borrower and the Material Subsidiaries) in connection with all mergers, consolidations and acquisitions permitted under Sections 8.3(d) and 8.3(e) during the period from the Effective Date through and including the date thereof, and all loans, advances, investments and other arrangements outstanding at such time and permitted under
         Section 8.4(v), shall not exceed 15% of Material Total Assets as of the most recently completed fiscal quarter; and

                           (v) the Administrative Agent and the Lenders shall have received a certificate duly signed by a duly authorized officer of the Borrower identifying the Person to be merged with or into, consolidated with, or acquired by, the Borrower, and certifying as to each of the matters set forth in subclauses (i) through (iv) of this clause (e).

         8.4.     Loans, Advances, Investments, etc.

                  At any time, make any loan or advance to, or make or permit to be made any investment or any other interest in, or enter into any arrangement for the purpose of providing funds or credit to, any Person, or permit any of the Material Subsidiaries so to do, other than (i) Permitted Investments, (ii) loans and advances made by the Borrower to any of the Material Subsidiaries and made by any of the Material Subsidiaries to any of the other Material Subsidiaries, (iii) investments made by the Borrower in the equity securities of any of the Material Subsidiaries and made by any of the Material Subsidiaries in the equity securities of any of the other Material Subsidiaries, (iv) arrangements made by the Borrower for the purpose of providing funds or credit to any of the Material Subsidiaries and made by any of the Material Subsidiaries for the purpose of providing funds or credit to the Borrower or any of the other Material Subsidiaries, provided that nothing in this clause (iv) shall permit any Material Subsidiary to make a loan or advance or otherwise provide credit to the Borrower, and (v) other loans and advances outstanding at any time, and other investments and arrangements to, in or with any Person, provided that immediately after giving effect thereto, the total amount thereof, when added to the total consideration paid by the Borrower and the Material Subsidiaries to or for the account of any Person (other than the Borrower and the Material Subsidiaries) in connection with all mergers, consolidations and acquisitions permitted under Sections 8.3(d) and 8.3(e) during the period from the Effective Date through and including the date thereof, shall not exceed 15% of Material Total Assets as of the most recently completed fiscal quarter.

         8.5.     Amendments, etc. of Employee Stock Ownership Plan

                  Enter into or agree to any amendment, modification or waiver, or permit any of the Material Subsidiaries so to do, of any term or condition of, or any of its rights under, the Employee Stock Ownership Plan (other than amendments and modifications described in the certificate delivered pursuant to
Section 5.5 and any adoptive instruments or other agreements providing for participation in the Employee Stock Ownership Plan by the Borrower's affiliates), which amendment, modification or waiver could, in the reasonable opinion of the Administrative Agent, adversely affect the interests of the Lenders under the Loan Documents.

         8.6.     Restricted Payments

                  Declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or permit any of the Material Subsidiaries so to do, except that (i) the Borrower or any of the Material Subsidiaries may declare and pay dividends with respect to its equity securities payable solely in additional shares of its equity securities, (ii) any of the Material Subsidiaries may declare and pay dividends with respect to its equity securities to the Borrower or any of the other Material Subsidiaries, (iii) the Borrower may make, and agree to make, payments on account of liabilities described in clause (vi) of the definition of "Indebtedness" contained herein and permitted by Section 8.1, (iv) the Borrower may declare and pay dividends with respect to its preferred equity securities, and (v) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Borrower or any of the Material Subsidiaries may make, or agree to pay for or make, directly or indirectly, other Restricted Payments.

         8.7.     Transactions with Affiliates

                  The Borrower will not, and will not permit any of the Material Subsidiaries to, sell, transfer, lease or otherwise dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Material Subsidiary, as the case may be, than could be obtained on an arms-length basis from unrelated third parties, provided that this Section shall not apply to (i) any transaction that is permitted under Section 8.1, 8.3, 8.4 or 8.6 between or among the Borrower and the Material Subsidiaries and not involving any other affiliate and (ii) any transaction that is covered by the Inter-Affiliate Policies Agreement as in effect on the date hereof and any amendments, supplements or other modifications thereto that are required by applicable law or by applicable Governmental Authorities. For purposes of this Section, (i) the term "affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified and (ii) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person through the ability to exercise voting power (and the terms "controlling" and "controlled" have meanings correlative thereto).

         8.8.     Restrictive Agreements

                  Directly or indirectly enter into, incur or permit to exist, or permit the Utility or any of the Utility's Subsidiaries so to do, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower, the Utility or any of the Utility's Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of the Utility or any of the Utility's Subsidiaries to pay dividends or other distributions with respect to any shares of its equity securities or to make or repay loans or advances to the Borrower or any of the Material Subsidiaries or to make investments in the Borrower or any of the Material Subsidiaries or to enter into arrangements for the purpose of providing funds or credit to the Borrower or any of the Material Subsidiaries, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by corporate law or by this Agreement or the 364-Day Credit Agreement,
(b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.8 (but shall apply to any extension, renewal, amendment or modification expanding the scope of any such restriction or condition), (c) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (d) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.


9.       DEFAULT

         9.1.     Events of Default

                  The following shall each constitute an "Event of Default" hereunder:

                  (a) The failure of the Borrower to pay any installment of principal of any Loan on the date when due and payable; or

                  (b) The failure of the Borrower to pay any interest on any Loan, or any other fees or expenses payable under any Loan Document, on the date when due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.15; or

                  (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.11, 7.13 or Section 8; or

                  (e) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure or event shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                  (f) Any representation or warranty made in any Loan Document or deemed made by the Borrower pursuant to Section 6.1, or in any certificate, report (other than an auditor's report), opinion (other than an opinion of counsel), or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                  (g) Any obligation of the Borrower or any of the Material Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness (other than Indebtedness under the Loan Documents), operating leases or, in the case of the Borrower only, any other Contingent Obligation, in excess of $10,000,000 in the aggregate for all such Indebtedness, operating leases and other Contingent Obligations: (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, (ii) shall not be paid when due or within any grace period (as such grace period may be extended from time to time pursuant to and in accordance with the documentation evidencing such obligation) for the payment thereof, or (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof; or

                  (h) The Borrower or any of the Material Subsidiaries shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not pay its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Material Subsidiary, as the case may be; or

                  (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of the Material Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of the Material Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of the Material Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of the Material Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

                  (j) Judgments or decrees against the Borrower or any of the Material Subsidiaries aggregating in excess of $10,000,000 (which shall not be fully covered by insurance after taking into account any applicable deductibles) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of at least 30 days; or

                  (k) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (l) (i) Any Termination Event shall occur, (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan, (iv) the Borrower, any of the Material Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA, or (v) any other event or condition shall occur or exist with respect to an Employee Benefit Plan, provided that the occurrence of any of the foregoing actions or events set forth in clauses (i) through (v) of this clause (k), individually or collectively could reasonably be expected to have a Material Adverse Effect; or

                  (m) Any authorization or approval or other action by any Governmental Authority required for the execution, delivery or performance of any Loan Document shall be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect; or

                  (n) The Borrower shall fail to own directly, beneficially and of record 100% of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Utility on a fully diluted basis.

                  Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) of this Section 9.1, the Aggregate Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken:
(i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments to be terminated forthwith, whereupon the Aggregate Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  In the event that the Aggregate Commitments shall have been terminated or the Loans, accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due to the Administrative Agent from the Borrower hereunder, (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Facility Fees, Utilization Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal of, and interest on, the Loans); (v) fifth, to the payment of interest due on the Loans; (vi) sixth, to the payment of principal outstanding on the Loans, pro rata according to each Lender's aggregate outstanding Loans; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent and the Lenders under any Loan Document.

10.      THE ADMINISTRATIVE AGENT

         10.1.    Appointment

                  Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document,
(i) the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent and (ii) none of the syndication agent hereunder, the documentation agent hereunder or the managing agent hereunder shall have any duty or obligation under the Loan Documents.

         10.2.    Delegation of Duties

                  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

         10.3.    Exculpatory Provisions

                  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the

Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         10.4.    Reliance by Administrative Agent

                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5.    Notice of Default

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         10.6.    Non-Reliance on Administrative Agent and Other Lenders

                  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7.    Indemnification

                  Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the outstanding principal balance of the Revolving Credit Loans (or at any time when no Revolving Credit Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Administrative Agent, and any costs and expenses (including reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Administrative Agent has not been paid such fees or has not be reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Administrative Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Administrative Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         10.8.    Administrative Agent in Its Individual Capacity

                  BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY were not Administrative Agent hereunder. With respect to the Commitment and Loans made or renewed by BNY and the Note issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

         10.9.    Successor Administrative Agent

                  If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.

11.      OTHER PROVISIONS

         11.1.    Amendments and Waivers

                  (a) No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Lender may have had notice or knowledge of such Default at the time.

                  (b) Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

                           (i) increase the Commitment of any Lender, without such Lender's consent;

                           (ii) unless agreed to by each Lender affected thereby, (1) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents or (2) extend any date fixed for the payment of any principal of or interest on any Loan, any fees, or any other obligation payable under the Loan Documents;

                           (iii) unless agreed to by all of the Lenders, (1) increase the Aggregate Commitments, (2) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (3) change Section 3.3 or any other provision of the Loan Documents in a manner that would alter the pro rata sharing of payments required thereby, or (4) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document; and

                           (iv) unless agreed to by the Administrative Agent, amend, modify or otherwise affect the rights or duties of the Administrative Agent under the Loan Documents.

Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Documents, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Documents, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

         11.2.    Notices

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when received, in the case of mail, first-class postage prepaid or commercial overnight courier service, or when sent, in the case of notice by fax, addressed as follows, in the case of the Borrower or the Administrative Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

                  The Borrower:

                  Cleco Corporation
                  2030 Donahue Ferry Road
                  Pineville, LA 71360-5226
                  Attention:     Michael Sawrie
                  Telephone:     (318) 484-7589
                  Fax            (318) 484-7697

                  The Administrative Agent:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th Floor
                  New York, New York 10286

                  Attention:     Pina Impeduglia
                  Telephone:     (212) 635-4696
                  Fax            (212) 635-6365 or 6366 or 6367;

                  with a copy to:

                  The Bank of New York
                  Energy Industries Division
                  One Wall Street
                  19th Floor
                  New York, New York 10286
                  Attention:     Steven Kalachman
                  Telephone:     (212) 635-7881
                  Fax            (212) 635-7923 or 7924;

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.4, 2.5, 2.6 or
2.7 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

         11.3.    No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4.    Survival of Representations and Warranties

                  All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

         11.5.    Payment of Expenses and Taxes

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent and the Lenders for all of their respective costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the


                                      -61
negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (b) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender and the Administrative Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement in favor of the Administrative Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Administrative Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be, or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         11.6.    Lending Offices

                  Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Section 2.10, 2.12, 2.13 or 2.16 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

         11.7.    Assignments and Participations

                  (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that, other than as provided in Section 8.3(e), the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and each Lender.

                  (b) Each Lender shall have the right at any time, with the prior written consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld or delayed and, with respect to the Borrower, shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to any Eligible Assignee, provided that:

                           (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assignor Lender's rights and obligations under the Loan Documents; and

                           (ii) the assignor and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Administrative Agent.

Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement, together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the effective date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the Effective Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

                  (c) Each Lender may grant participations in all or any part of its rights under the Loan Documents to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (iv) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (1) subject the participant to any additional obligation, (2) reduce the principal of, or interest on, the Loans or any fees or other amounts payable under the Loan Documents, or (3) postpone any date fixed for the payment of principal of, or interest on, the Loans or any fees or other amounts payable under the Loan Documents. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.10, 2.12, 2.13 and 2.16 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

                  (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) of this Section shall be made to any Person that is organized under the laws of any jurisdiction other than the United States, the assignee or participant, as the case may be, shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent, in the case of clause (i), and to the Borrower and the Lender which sold such participation, in the case of clause
(ii), as shall be required by Section 2.10(c).

                  (e) No Lender shall, as between and among the Borrower, the Administrative Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its rights and obligations under Loan Documents, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its rights and obligations under the Loan Documents pursuant to subsection (b) of this Section.

                  (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder and provided further that no assignment fee shall be payable to or for the account of the Administrative Agent in connection therewith.

         11.8.    Counterparts

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document, or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

         11.9.    Adjustments; Set-off

                  (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 9.1(h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon (other than payments of principal or interest in respect of Competitive Bid Loans when no Default or Event of Default exists), such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default under
Section 9.1(a), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10.   Construction

                  The Borrower represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

         11.11.   Indemnity

                  The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission by the Borrower to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.15, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Borrower of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

         11.12.   Governing Law

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

         11.13.   Headings Descriptive

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.14.   Severability

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.15.   Integration

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between or among the Administrative Agent, the Lenders and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.

         11.16.   Consent to Jurisdiction

                  The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.17.   Service of Process

                  The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower provided for in Section 11.2. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.18.   No Limitation on Service or Suit

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

         11.19.   WAIVER OF TRIAL BY JURY

                  THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE

AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    CLECO CORPORATION


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    THE BANK OF NEW YORK, Individually
                                    and as Administrative Agent


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Syndication Agent


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH,
                                    Individually and as Documentation Agent


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    By:
                                       ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    FLEET NATIONAL BANK, Individually
                                    and as Managing Agent


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    CREDIT SUISSE FIRST BOSTON


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT



                                    HIBERNIA NATIONAL BANK


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT



                                    THE BANK OF TOKYO-MITSUBISHI, LTD.
                                    HOUSTON AGENCY


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                               CLECO CORPORATION
                           REVOLVING CREDIT AGREEMENT


                                    WHITNEY NATIONAL BANK


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.....................................................................1
         1.1. Definitions.........................................................................................1
         1.2. Principles of Construction.........................................................................17

2. AMOUNT AND TERMS OF LOANS.....................................................................................17
         2.1. Revolving Credit Loans.............................................................................17
         2.2. Notes..............................................................................................18
         2.3. Revolving Credit Loans; Procedure..................................................................18
         2.4. Competitive Bid Loans; Procedure...................................................................20
         2.5. Voluntary Reduction or Termination of Aggregate Commitments........................................22
         2.6. Prepayments of the Loans...........................................................................22
         2.7. Conversions and Continuations......................................................................23
         2.8. Interest Rate and Payment Dates....................................................................24
         2.9. Substituted Interest Rate..........................................................................26
         2.10. Taxes.............................................................................................26
         2.11. Illegality........................................................................................28
         2.12. Increased Costs...................................................................................29
         2.13. Indemnification for Loss..........................................................................31
         2.14. Survival of Certain Obligations...................................................................32
         2.15. Use of Proceeds...................................................................................32
         2.16. Capital Adequacy..................................................................................32
         2.17. Lenders' Records..................................................................................33
         2.18. Substitution of Lender............................................................................33

3. FEES; PAYMENTS................................................................................................33
         3.1. Facility Fee; Utilization Fee......................................................................33
         3.2. Other Fees.........................................................................................34
         3.3. Pro Rata Treatment and Application of Principal Payments...........................................34

4. REPRESENTATIONS AND WARRANTIES................................................................................35
         4.1. Subsidiaries; Capitalization.......................................................................35
         4.2. Existence and Power................................................................................35
         4.3. Authority..........................................................................................35
         4.4. Binding Agreement..................................................................................35
         4.5. Litigation and Regulatory Proceedings..............................................................36
         4.6. Required Consents..................................................................................36
         4.7. No Conflicting Agreements, Compliance with Laws....................................................36
         4.8. Governmental Regulations...........................................................................37
         4.9. Federal Reserve Regulations; Use of Loan Proceeds..................................................37
         4.10. Plans.............................................................................................37
         4.11. Financial Statements..............................................................................37
         4.12. Property..........................................................................................38

         4.13. Environmental Matters.............................................................................38
         4.14. Year 2000 Issue...................................................................................39

5. CONDITIONS TO EFFECTIVENESS...................................................................................39
         5.1. Evidence of Action.................................................................................39
         5.2. This Agreement.....................................................................................39
         5.3. Notes..............................................................................................40
         5.4. Approvals..........................................................................................40
         5.5. Certain Agreements.................................................................................40
         5.6. Opinion of Counsel to the Borrower.................................................................40
         5.7. Terminating Indebtedness...........................................................................40
         5.8. Fees...............................................................................................40

6. CONDITIONS OF LENDING - ALL LOANS.............................................................................41
         6.1. Compliance.........................................................................................41
         6.2. Borrowing Request; Competitive Bid Request.........................................................41
         6.3. Law 41
         6.4. Other Documents....................................................................................41

7. AFFIRMATIVE COVENANTS.........................................................................................41
         7.1. Financial Statements...............................................................................42
         7.2. Certificates; Other Information....................................................................43
         7.3. Legal Existence....................................................................................43
         7.4. Taxes..............................................................................................44
         7.5. Insurance..........................................................................................44
         7.6. Payment of Indebtedness and Performance of Obligations.............................................44
         7.7. Condition of Property..............................................................................44
         7.8. Observance of Legal Requirements...................................................................45
         7.9. Inspection of Property; Books and Records; Discussions.............................................45
         7.10. Licenses, Intellectual Property...................................................................45
         7.11. Capitalization....................................................................................45
         7.12. Year 2000 Issue...................................................................................46
         7.13. Material/Immaterial Designation of Subsidiaries...................................................46

8. NEGATIVE COVENANTS............................................................................................46
         8.1. Indebtedness.......................................................................................47
         8.2. Liens..............................................................................................47
         8.3. Merger, Consolidation, Purchase or Sale of Assets, Etc.............................................49
         8.4. Loans, Advances, Investments, etc..................................................................51
         8.5. Amendments, etc. of Employee Stock Ownership Plan..................................................51
         8.6. Restricted Payments................................................................................52
         8.7. Transactions with Affiliates.......................................................................52
         8.8. Restrictive Agreements.............................................................................52

9. DEFAULT.......................................................................................................53
         9.1. Events of Default..................................................................................53


10. THE ADMINISTRATIVE AGENT.....................................................................................56
         10.1. Appointment.......................................................................................56
         10.2. Delegation of Duties..............................................................................56
         10.3. Exculpatory Provisions............................................................................56
         10.4. Reliance by Administrative Agent..................................................................57
         10.5. Notice of Default.................................................................................58
         10.6. Non-Reliance on Administrative Agent and Other Lenders............................................58
         10.7. Indemnification...................................................................................58
         10.8. Administrative Agent in Its Individual Capacity...................................................59
         10.9. Successor Administrative Agent....................................................................59

11. OTHER PROVISIONS.............................................................................................60
         11.1. Amendments and Waivers............................................................................60
         11.2. Notices...........................................................................................61
         11.3. No Waiver; Cumulative Remedies....................................................................62
         11.4. Survival of Representations and Warranties........................................................62
         11.5. Payment of Expenses and Taxes.....................................................................63
         11.6. Lending Offices...................................................................................63
         11.7. Assignments and Participations....................................................................64
         11.8. Counterparts......................................................................................65
         11.9. Adjustments; Set-off..............................................................................66
         11.10. Construction.....................................................................................67
         11.11. Indemnity........................................................................................67
         11.12. Governing Law....................................................................................67
         11.13. Headings Descriptive.............................................................................68
         11.14. Severability.....................................................................................68
         11.15. Integration......................................................................................68
         11.16. Consent to Jurisdiction..........................................................................68
         11.17. Service of Process...............................................................................68
         11.18. No Limitation on Service or Suit.................................................................69
         11.19. WAIVER OF TRIAL BY JURY..........................................................................69


SCHEDULES:

Schedule 1.1                  List of Lending Offices
Schedule 4.1                  List of Subsidiaries
Schedule 4.5                  List of Litigation and Regulatory Proceedings
Schedule 4.13                 List of Environmental Matters
Schedule 8.2                  List of Existing Liens
Schedule 8.8                  List of Existing Restrictions
EXHIBITS:

Exhibit A                     List of Commitments
Exhibit B                     Form of Note
Exhibit C                     Form of Borrowing Request
Exhibit D                     Form of Competitive Bid Request
Exhibit E                     Form of Invitation to Bid
Exhibit F                     Form of Competitive Bid
Exhibit G                     Form of Competitive Bid Accept/Reject Letter
Exhibit H                     Form of Competitive Bid Loan Confirmation
Exhibit I                     Form of Notice of Conversion/Continuation
Exhibit J                     Form of Assignment and Acceptance Agreement
Exhibit K                     Form of Opinion of Counsel to the Borrower
